Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement filed on Form S-8 (Registration No. 333-14022) of our report dated February 19, 2004, on the consolidated financial statements included in the Annual Report (Form 20-F) of Hanson PLC for the year ended December 31, 2003.

Ernst & Young LLP

London, England
February 27, 2004